UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2024

Abercrombie & Fitch Co.
(Exact name of registrant as specified in its charter)

Delaware						1-12107	31-1469076
(State or other jurisdiction of incorporation or organization)						(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path	,	New Albany	,	Ohio			43054
(Address of principal executive offices)							(Zip Code)

Registrant’s telephone number, including area code					(614)	283-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	ANF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a Current Report on Form 8-K filed on February 6, 2024 (the “Prior 8-K”), Abercrombie & Fitch Co. (the “Company”) previously reported that it has eliminated the role of President, Global Brands and, as a result, Kristin Scott, the Company’s President, Global Brands and Managing Director, North America, will be leaving the Company no later than March 30, 2024 (the “Separation Date”). This Amendment to the Prior 8-K is being filed to disclose the terms of Ms. Scott’s separation from service with the Company.

On February 13, 2024, Ms. Scott entered into a separation agreement with the Company (the “Separation Agreement”) clarifying that, pursuant to the terms of her executive severance agreement (the “Severance Agreement”) and subject to Ms. Scott’s release of claims and her entry into the Separation Agreement, Ms. Scott is entitled to receive the following benefits, which are more fully described under the section “Potential Payments Upon Termination or Change of Control” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 24, 2023:

•A salary continuation at the annualized rate of $975,000 (the “Severance Base Salary”) for a period of 18 months following the Separation Date;

•A pro-rated annual cash incentive for fiscal 2024, based on (and subject to) (i) actual fiscal 2024 performance under the Company’s Short-Term Cash Incentive Plan and (ii) Ms. Scott’s target bonus opportunity of 150% of the Severance Base Salary; and

•Reimbursement during the 18 months following the Separation Date for 100% of the monthly premium costs of continuation coverage under COBRA.

Furthermore, the performance share awards granted to Ms. Scott on March 22, 2022 and March 7, 2023, respectively, would each vest on a pro-rata basis based on Ms. Scott’s continued employment through the Separation Date, subject to the Company’s actual performance through the end of the applicable performance period. Any other remaining unvested equity awards previously granted to Ms. Scott would be forfeited in accordance with the terms of the respective related award agreements.

Under the Separation Agreement, Ms. Scott reaffirms the restrictive covenants specified in the Severance Agreement, including non-competition, non-solicitation, non-disparagement and confidentiality covenants, which remain in effect in accordance with their terms. The non-competition covenant prohibits Ms. Scott from engaging in certain activities during her employment with the Company and for a period of 12 months after such employment is terminated. The non-solicitation covenant prohibits Ms. Scott from engaging in certain solicitation activities during her employment with the Company and for a period of 24 months after such employment is terminated.

The foregoing summary of the provisions of the Separation Agreement is qualified in its entirety by reference to the complete text of the Separation Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Separation Agreement entered into by and between Abercrombie & Fitch Management Co. and Kristin Scott, effective February 13, 2024 (filed herewith)

104	Cover Page Interactive Data File - the cover page Inline XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abercrombie & Fitch Co.

Dated:	February 16, 2024	By:	/s/ Gregory J. Henchel
Gregory J. Henchel
Executive Vice President, General Counsel and Corporate Secretary